UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

Hot Topic, Inc.

(Exact name of registrant as specified in its charter)

California	0-28784	77-0198182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue, City of Industry, California		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 2, 2008, Hot Topic, Inc. announced that Michael Crooke, age 51, was appointed as President of the Hot Topic Division, effective June 2, 2008. A press release to that effect is filed as Exhibit 99.1 hereto and incorporated herein by reference. We entered into an offer letter with Mr. Crooke as of April 25, 2008, which is filed as Exhibit 99.2 and incorporated herein by reference. We will enter into our standard form of indemnity agreement with Mr. Crooke.

Mr. Crooke will be entitled to an annual base salary of $600,000. With respect to potential annual bonuses, our Board of Directors, upon recommendation of the Compensation Committee, annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with our company’s annual financial plan. For 2008, Mr. Crooke’s bonus target is 75% of his annualized base salary, and the actual amount of bonus awarded will be based upon two components: 75% of the bonus amount will be based on Hot Topic divisional operating income versus specified performance targets, and 25% of the bonus amount will be based on Torrid divisional operating income versus specified performance targets.

Moreover, our Board of Directors granted Mr. Crooke an option, effective June 2, 2008, to purchase 200,000 shares of our common stock, subject to 4-year vesting and other terms and conditions consistent with our 2006 equity incentive plan. The Board of Directors also granted Mr. Crooke a target award of 35,000 shares of our common stock under our performance share award program under our 2006 equity incentive plan. The shares subject to the award are issuable in 2011 based on 2010 operating income for Hot Topic, Inc. versus a specified performance target. The actual amount of the award may range from zero to 70,000 shares, depending on actual results achieved.

Mr. Crooke’s employment is terminable with or without cause. However, if Mr. Crooke is terminated without cause or terminates his employment for good reason, he will be entitled to receive severance payments in the form of continuation of his annual base salary at the time of termination and health benefits for twelve months. Furthermore, upon a change of control of the company, 100% of the vesting of Mr. Crooke’s options will be accelerated and all of his options will be fully exercisable.

On June 2, 2008, we also announced that Jerry Cook, formerly the President of Hot Topic, Inc., will assume the title of Chief Operating Officer and maintain his current responsibilities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Hot Topic, Inc. Press Release dated June 2, 2008.

99.2.	Employment Offer Letter dated April 25, 2008, between Hot Topic, Inc. and Michael Crooke.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

By:	/s/ James McGinty
James McGinty Chief Financial Officer

Date: June 2, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Hot Topic, Inc. Press Release dated June 2, 2008.

99.2	Employment Offer Letter dated April 25, 2008, between Hot Topic, Inc. and Michael Crooke.